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                         BUSINESS CONSULTANT CONTRACT


This agreement dated October 13th, 1999, is made By and Between
PartsBase.com, whose address is 7171 North Federal Highway, Boca Raton, Florida 33487-1612, referred to as "Company", AND PLAN THREE SOLUTIONS, L.L.C., whose address is 3229 D'Amico, Suite 100, Houston, Texas 77019, referred to as "Consultant."

1. CONSULTATION SERVICES. The company hereby employs the consultant to perform the following services in accordance with the terms and conditions set forth in this agreement: The consultant will consult with the officers and employees of the company concerning matters relating to the software development needs of the company.

2. TERMS OF AGREEMENT. This agreement will begin November 1st, 1999 and will end May 1st, 2000. Either party may cancel this agreement on sixty (60) days notice to the other party in writing, by certified mail or personal delivery.

3. TIME DEVOTED BY CONSULTANT. It is anticipated the consultant will spend approximately 80 hours each week in fulfilling its obligations under this contract. The particular amount of time may vary from day to day or week to week.

4. PLACE WHERE SERVICES WILL BE RENDERED. The consultant will perform most services in accordance with this contract at the consultant's offices. In addition, the consultant will perform services on the telephone and at such other places as designated by the company to perform these services in accordance with this agreement, which will change from time to time.

5. PAYMENT TO CONSULTANT. The consultant will be paid $15,600 on the 15th and the last day of the month for work performed in accordance with this agreement. The consultant will submit an itemized statement on the 15th and the last day of the month, setting forth the time spent and services rendered.

6. INDEPENDENT CONTRACTOR. Both the company and the consultant agree that the consultant will act as an independent contractor in the performance of its duties under this contract. Accordingly, the consultant shall be responsible for payment of all taxes including Federal, State and local taxes arising out of the consultant's activities in accordance with this contract, including by way of illustration but not limitation, Federal and State income tax, Social Security tax, Unemployment Insurance taxes, and any other taxes or business license fee as required.

7. CONFIDENTIAL INFORMATION. The consultant agrees that any information received by the consultant during any furtherance of the consultant's obligations in accordance with this contract, which concerns the personal, financial or other affairs of the company will be treated by the consultant in full confidence and will not be revealed to any other persons, firms or organizations.

8. EMPLOYMENT OF OTHERS. The company may, from time to time, request that the consultant arrange for the services of others. All costs to the consultant for those services will be paid by the company, but in no event shall the consultant employ others without the prior authorization of the company.

9. SIGNATURES. Both the company and the consultant agree to the above contract.


PartsBase.com                          Plan Three Solutions, L.L.C.
Robert Hammond                         Louis W. Storms, IV
7171 North Federal Highway             3229 D'Amico Street
Boca Raton, FL 33487-1612              Suite 100
                                       Houston, TX 77019

By:  Signature /s/ Robert A. Hammond   By: Signature /s/ Louis W. Storms
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     Title    President                    Title    Sr. Partner
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     Date     10/16/99                     Date     10/13/99
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